UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2009

TIGERLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-16449	94-3046892
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

25A Technology Drive

Irvine, CA 92618

(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code: (949) 442-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 5, 2009, the Compensation Committee of the Board of Directors of TigerLogic Corporation (the “Company”) approved stock option awards to each of Gerald F. Chew and Douglas G. Marshall, directors of the Company, to purchase up to 100,000 shares of the Company’s common stock under the Company’s 2009 Equity Incentive Plan and a standard of form of agreement thereunder. In accordance with the Company’s policy, the grant date for these options is August 6, 2009 and the exercise price of the options is $2.50 per share, which is the market closing price of the Company’s common stock on August 6, 2009. One-fourth of the shares subject to the options vest on the one year anniversary of the grant date, and 1/48th of the shares subject to the options vest in equal monthly installments thereafter. The shares subject to the options will become fully vested in the event of a change in control of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIGERLOGIC CORPORATION

Dated: August 7, 2009	By:	/s/ Thomas Lim
Thomas Lim
Chief Financial Officer